Exhibit 99.1
PFSweb Provides Business and Strategy Update

Reports Q2 2021 financials; Remains focused on filing Q3 2021 financials with the SEC as expeditiously as possible

Reports strong full year 2021 core PFS business revenue growth and operational business performance and provides 2022 outlook based on strong bookings, organic growth and robust sales pipeline

Provides update on ongoing strategic review process

Working with G2 Capital Advisors to optimize business structure and operation

ALLEN, Texas – February 7, 2022 – PFS (NASDAQ: PFSW) (the “Company"), a premier eCommerce order fulfillment provider, today reported Q2 2021 results and provided a business and strategy update on the following:
•The ongoing process to file the Company’s delayed third quarter results, as well as additional detail on the steps PFSweb and its advisors are taking to complete these efforts;
•The continued strong revenue growth and operational performance of the core PFS business; and,
•The Company’s ongoing strategic alternatives and value maximization process and its near-term capital allocation and restructuring priorities.

Update on Delayed Financial Statements

The Company and its advisors, which include leading internationally recognized accounting and tax firms, have been working diligently to bring its financial reporting up to date. The delay in the filing of the Company’s financials for the period ending September 30, 2021, is a direct result of the complex tax implications and labor-intensive closing process associated with the sale of the LiveArea global business to Merkle for approximately $250 million in gross proceeds, which was completed on August 25, 2021, and the required financial reporting and accounting segmentation of previously commingled business entities. The delay is not related to any historical issues with PFSweb’s accounting practices or fundamental business.

Ultimately, the timeline anticipated by the Company and its advisors did not sufficiently contemplate certain complexities, including the varying tax treatments resulting from the multi-national nature of the LiveArea business given its operations in four countries (Bulgaria, India, U.K., and U.S.) and the U.S. GAAP classification of the LiveArea financial results as discontinued operations as of Q2 2021.

Mike Willoughby, PFSweb Chief Executive Officer, stated: “Our team and our advisors have been working around the clock to address these issues and are glad to have the Q2 reporting behind us. While the delays have been unfortunate – especially coming off the excellent value we were able to generate through the LiveArea transaction – they have not impacted the continued positive momentum in our PFS business or our commitment to maximizing value for all shareholders through our strategic alternatives process.”

As previously communicated, due to the filing delays, the Company has received notices from Nasdaq regarding noncompliance with its Securities and Exchange Commission ("SEC") periodic filing requirements for continued listing. PFSweb expects to receive a delisting notification on or around February 8, 2022. PFSweb does not anticipate this notice will result in an immediate impact on the trading status or listing of the Company’s shares. The Company has been proactively communicating with Nasdaq throughout the process and will diligently follow the Nasdaq appeal process and take all necessary steps to remain listed while continuing to work towards filing the delayed financial statements. The Company will continue to make all the appropriate disclosures of additional such notices and any future developments.

The Company expects to provide updates on the filing of its Q3 2021 financials as the situation warrants.

Key Financial, Business and Operational Updates

Zach Thomann, PFSweb Chief Operating Officer, commented: “We delivered strong performance in Q2 2021. We always knew that Q2 2020 was going to be challenging to measure up to given the historic tailwinds we experienced with heightened COVID-19-driven ecommerce demand and a wave of client store closures. That Q2 2020 period was an unprecedented quarter for our PFS business, as we saw a 30% increase in service fee revenue compared to Q2 of 2019, which occurred prior to industry-wide wage inflation. While PFS service fee revenue was lower than Q2 2020, it represented a nearly 12% compound annual growth rate as compared to the more normalized period of Q2 2019. We continued to execute the PFS business at a high level throughout 2021 and have driven annualized PFS service fee equivalent revenue ("SFE revenue"), a non-GAAP measure defined and reconciled below, growth of approximately 6% for the year.”

Q2 2021 Highlights

Q2 results and comparisons reflect the classification of LiveArea as a discontinued operation.

•Total service fee revenue was $43.0 million compared to $44.9 million during the same period in 2020.
•PFS SFE revenue was $39.9 million compared to $41.7 million during the same period in 2020.
•Service fee gross margin, excluding certain LiveArea-related activity, was 25.9% compared to 29.6%.
•Net loss from continuing operations was $4.5 million or $0.21 per share, compared to net income from continuing operations of $0.4 million, or $0.02 per share.
•Consolidated adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) was $(1.7) million compared to $4.5 million.
•PFS Operations Adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) was $3.6 million compared to $6.8 million.

Thomann added: “I’m excited by the outlook for the PFS business. We recently announced that we hit record annual fulfillment volumes for the second year in a row, and we are continuing to build off this momentum with high customer satisfaction, a healthy book of clients and a robust sales pipeline. Our priorities for the business remain centered on making meaningful improvements to capacity and performance, which includes the successful execution and continued roll-out of a multi-node fulfillment strategy. We believe that remaining laser-focused on our strategy will best position us to expand our footprint and set us up for accelerated growth in 2022 and beyond.”

Additional Full Year 2021 Business and Operational Guidance

•In 2021, the Company experienced its second straight year of record-breaking order volumes, totaling over 29 million orders fulfilled – including setting a new single-day record on Cyber Monday 2021.
•2021 PFS SFE revenue is expected to increase 6% to approximately $187 million.
•The Company anticipates a two-year annual PFS SFE revenue compounded growth rate of approximately 15% as compared to 2019.

•PFS signed 15 new bookings worth $27.1 million in estimated annual contract value (“ACV”) in 2021.
•Estimated PFS pro forma standalone AEBITDA percentage of service fee revenue is expected to be within prior guidance of 8-10%.
•At the end of 2021, with the benefit from the net proceeds generated from the LiveArea sale combined with operational cash balances in the business resulted in approximately $152 million of total cash and less than $1 million of debt.

2022 Outlook

•The Company is targeting 2022 PFS annual SFE revenue growth to continue to be in the range of 5% to 10%. Through a combination of expected continued overall organic growth from existing clients, strong bookings and a robust sales pipeline, the Company is optimistic that it can achieve SFE revenue growth at the upper end of this targeted range.
•The Company is targeting 2022 Estimated PFS pro forma standalone AEBITDA percentage of service fee revenue to be within the range of 8 to 10%.

Strategic Alternatives Process and Near-Term Capital Allocation and Restructuring Priorities

PFSweb continues to work with its financial advisor, Raymond James, on a review of a full range of strategic alternatives for its PFS business.

Monica Luechtefeld, Chair of PFSweb’s Board of Directors, stated: “Our Board remains focused on expeditiously and efficiently maximizing value for shareholders while achieving the best outcome for clients. We are confident that the strong performance of the PFS business throughout 2021 makes it a very attractive platform and that we will have many compelling options as we consider the most advantageous ways to both create additional value and return the significant amount of capital we currently hold to our shareholders.”

PFSweb has also been making progress towards optimizing its business structure following the LiveArea divestiture, including the consolidation of its business functions and facilities into a rationalized operation and structure designed to meet the needs of the PFS business and align with the strategic alternatives process. The Company has previously engaged and been working with G2 Capital Advisors to advise the management team and Board throughout this process.

The Company has not established a timeline for completion of this strategic review process, and it does not intend to comment further regarding the review process unless or until a specific transaction is approved by its Board of Directors, the review process is concluded, or it has otherwise determined that further disclosure is appropriate or required by law.

Conference Call
PFSweb will conduct a conference call today at 5:00 p.m. Eastern time to address the business and strategy update.

Date: Monday, February 7, 2022
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: (866) 220-4153
International dial-in number: (864) 663-5228
Conference ID: 8047938

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.pfscommerce.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through February 21, 2022.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 8047938

Forward-Looking Information
This press release contains forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” “estimate”, and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, including the risk that Nasdaq may delist our common stock since we have not met Nasdaq's continued listing standards which could have a material adverse effect on our Company and the price of our common stock and the impact of the COVID-19 pandemic on our business, results of operations and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. The Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2020, and any subsequent amendments thereto and our quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the Company and the Risk Factors described therein.

The Company undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Financial Statement Presentation Matters
The LiveArea segment has been presented as a discontinued operation for all periods presented in this news release.
The condensed consolidated financial statements in this new release have been revised to correct for an immaterial error related to deferred income taxes that were incorrectly recorded in prior periods.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss) from continuing operations, earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue.

Non-GAAP net income (loss) from continuing operations represents net income (loss) from continuing operations calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs).

EBITDA from continuing operations represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA from continuing operations further eliminates the effect of stock-based compensation, as well as restructuring, and other costs (including certain client related bankruptcy costs).

Non-GAAP net income (loss) from continuing operations, EBITDA from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, restructuring and other costs (including certain client related bankruptcy costs), and EBITDA from continuing operations and adjusted EBITDA from continuing operations further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

The Company has presented non-GAAP financial measures for the PFS Operations business including total Direct contribution, EBITDA, adjusted EBITDA and service fee equivalent revenue which include adjustments for certain LiveArea related revenue activity and unallocated corporate costs. Such measures are reconciled below.

The Company believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

About PFS
PFS, the business unit of PFSweb, Inc. (NASDAQ: PFSW) is a premier eCommerce order fulfillment provider. We facilitate each operational step of an eCommerce order in support of DTC and B2B retail brands and specialize in health & beauty, fashion & apparel, jewelry, and consumer packaged goods. Our scalable solutions support customized pick/pack/ship services that deliver on brand ethos with each order. A proven order management platform, as well as high-touch customer care, reinforce our operation. With 20+ years as an industry leader, PFS is the BPO of choice for brand-centric companies and household brand names, such as L’Oréal USA, Champion, Pandora, Shiseido Americas, Kendra Scott, the United States Mint, and many more. The company is headquartered in Allen, TX with additional locations around the globe. For more information, visit www.pfscommerce.com or ir.pfsweb.com for investor information.

About G2 Capital Advisors
G2 Capital Advisors provides M&A, capital markets and restructuring advisory services to the middle market. G2 offers integrated, multi-product and sector-focused services by pairing highly experienced C-level executives with specialist investment bankers. For more information, please visit www.g2cap.com.

For Media:
Longacre Square Partners
Dan Zacchei/Joe Germani/Ashley Areopagita
PFSweb@longacresquare.com

For Investors:
Cody Slach or Jackie Keshner
Gateway Investor Relations
1-949-574-3860
PFSW@gatewayir.com

PFSWEB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	(Unaudited) June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$12,486	$10,359
Restricted cash	214	214
Accounts receivable, net of allowance for doubtful accounts of $548 and $611 at June 30, 2021 and December 31, 2020, respectively	49,117	69,594
Inventories, net of reserves of $107 and $96 at June 30, 2021 and December 31, 2020, respectively	4,036	3,644
Other receivables	2,530	3,314
Prepaid expenses and other current assets	6,020	7,524
Current assets of discontinued operations	54,465	13,920
Total current assets	128,868	108,569
Property and equipment:
Cost	95,588	97,343
Less: accumulated depreciation	(78,415)	(79,826)
	17,173	17,517
Operating lease right-of-use assets, net	33,945	34,350
Goodwill	22,358	22,358
Other assets	1,557	385
Long-term assets of discontinued operations	—	31,717
Total assets	$203,901	$214,896
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$26,982	$34,613
Accrued expenses	20,008	26,242
Current portion of operating lease liabilities	9,391	9,399
Current portion of long-term debt and finance lease obligations	49,732	3,411
Deferred revenues	3,216	4,595
Current liabilities of discontinued operations	11,049	6,285
Total current liabilities	120,378	84,545
Long-term debt and capital lease obligations, less current portion	151	39,069
Deferred revenue, less current portion	1,374	1,341
Operating lease liabilities, less current portion	29,279	30,012
Other liabilities	6,529	5,286
Long-term liabilities of discontinued operations	—	545
Total liabilities	157,711	160,798

COMMITMENTS AND CONTINGENCIES

Shareholders' equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value; 35,000,000 shares authorized; 21,209,300 and 20,408,558 issued at June 30, 2021 and December 31, 2020, respectively; and 21,175,833 and 20,375,091 outstanding at June 30, 2021 and December 31, 2020, respectively	21	20
Additional paid-in capital	170,486	168,244
Accumulated deficit	(123,554)	(113,712)
Accumulated other comprehensive loss	(638)	(329)
Treasury stock at cost, 33,467 shares	(125)	(125)
Total shareholders’ equity	46,190	54,098
Total liabilities and shareholders’ equity	$203,901	$214,896

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Service fee revenue	$43,009	$44,852	$88,529	$81,577
Product revenue, net	4,492	5,915	8,800	13,447
Pass-through revenue	13,598	14,524	24,474	29,393
Total revenues	61,099	65,291	121,803	124,417
Costs of Revenues:
Cost of service fee revenue	31,863	31,561	65,393	56,833
Cost of product revenue	4,284	5,590	8,370	12,713
Cost of pass-through revenue	13,598	14,524	24,474	29,393
Total costs of revenues	49,745	51,675	98,237	98,939
Gross profit	11,354	13,616	23,566	25,478
Selling, general and administrative expenses	15,678	12,514	28,609	25,075
Income (loss) from operations	(4,324)	1,102	(5,043)	403
Interest expense, net	333	374	708	788
Income (loss) before income taxes	(4,657)	728	(5,751)	(385)
Income tax expense (benefit), net	(155)	332	124	613
Net income (loss) from continuing operations	(4,502)	396	(5,875)	(998)

Income (loss) from discontinued operations before income taxes	(590)	(1,088)	(1,410)	233
Income tax expense, net	2,528	161	2,557	186
Net income (loss) from discontinued operations	(3,118)	(1,249)	(3,967)	47

Net loss	$(7,620)	$(853)	$(9,842)	$(951)

Basic earnings (loss) per share:
Net income (loss) from continuing operations per share	$(0.21)	$0.02	$(0.28)	$(0.05)
Net income (loss) from discontinued operations per share	(0.15)	(0.06)	(0.19)	—
Basic loss per share	$(0.36)	$(0.04)	$(0.47)	$(0.05)
Diluted earnings (loss) per share:
Net income (loss) from continuing operations per share	$(0.21)	$0.02	$(0.28)	$(0.05)
Net income (loss) from discontinued operations per share	(0.15)	(0.06)	(0.19)	—
Diluted loss per share	$(0.36)	$(0.04)	$(0.47)	$(0.05)
Weighted average number of shares outstanding:
Basic	21,166	19,800	21,221	19,739
Diluted	21,166	20,527	21,221	19,739
Comprehensive loss:
Net loss	$(7,620)	$(853)	$(9,842)	$(951)
Foreign currency translation adjustment	46	(77)	(309)	(1,021)
Total comprehensive loss	$(7,574)	$(930)	$(10,151)	$(1,972)

EBITDA from continuing operations	$(2,477)	$2,806	$(1,186)	$4,115
Adjusted EBITDA from continuing operations	$(1,660)	$4,494	$(734)	$5,388

PFSWEB, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$(4,502)	$396	$(5,875)	$(998)
Income tax expense (benefit), net	(155)	332	124	613
Interest expense, net	333	374	708	788
Depreciation and amortization	1,847	1,704	3,857	3,712
EBITDA from continuing operations	(2,477)	2,806	(1,186)	4,115
Gross margin on LiveArea activity (1)	(1,324)	(1,312)	(2,592)	(2,638)
Stock-based compensation	1,781	2,893	2,398	3,299
Restructuring and other costs	360	107	646	612
Adjusted EBITDA from continuing operations	$(1,660)	$4,494	$(734)	$5,388

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$(4,502)	$396	$(5,875)	$(998)
Stock-based compensation	1,781	2,893	2,398	3,299
Restructuring and other costs	360	107	646	612
Non-GAAP net income (loss) from continuing operations	$(2,361)	$3,396	$(2,831)	$2,913

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total revenues from continuing operations	$61,099	$65,291	$121,803	$124,417
Pass-through revenue	(13,598)	(14,524)	(24,474)	(29,393)
Cost of product revenue	(4,284)	(5,590)	(8,370)	(12,713)
Service fee revenue related to LiveArea activity (1)	(3,283)	(3,438)	(6,372)	(6,732)
Service fee equivalent revenues from continuing operations	$39,934	$41,739	$82,587	$75,579

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross margin related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP OPERATING INFORMATION
(In Thousands)
The following tables represents the financial information for PFS Operations for the three and six months ended June 30, 2021 and 2020 excluding certain unallocated corporate costs and certain non-continuing revenues and expenses.

	Three Months Ended June 30,		Six Months Ended June 30,
PFS Operations (Non-GAAP)	2021	2020	2021	2020
Revenues:
Service fee revenue	$43,009	$44,852	$88,529	$81,577
Product revenue, net	4,492	5,915	8,800	13,447
Pass-through revenue	13,598	14,524	24,474	29,393
Service fee revenue related to LiveArea activity (1)	(3,283)	(3,438)	(6,372)	(6,732)
Total revenues	57,816	61,853	115,431	117,685
Costs of Revenues:
Cost of service fee revenue	31,863	31,561	65,393	56,833
Cost of product revenue	4,284	5,590	8,370	12,713
Cost of pass-through revenue	13,598	14,524	24,474	29,393
Cost of service fee revenue related to LiveArea activity (1)	(1,959)	(2,127)	(3,780)	(4,094)
Total costs of revenues	47,786	49,548	94,457	94,845
Gross profit	10,030	12,305	20,974	22,840
Direct operating expenses (2)	9,080	7,903	16,309	15,348
Direct contribution	950	4,402	4,665	7,492
Depreciation and amortization (3)	1,722	1,421	3,607	3,195
Stock-based compensation (4)	602	871	754	940
Restructuring and other costs (5)	360	97	646	737
Adjusted EBITDA	$3,634	$6,791	$9,672	$12,364

Total Revenues	$57,816	$61,853	$115,431	$117,685
Pass-through revenue	(13,598)	(14,524)	(24,474)	(29,393)
Cost of product revenue	(4,284)	(5,590)	(8,370)	(12,713)
Service fee equivalent revenue	$39,934	$41,739	$82,587	$75,579

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross profit related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.

(2) Direct operating expenses for PFS Operations exclude unallocated corporate costs included in consolidated selling, general and administrative expense of $6.6 million and $4.6 million for the three months ended June 30, 2021 and 2020, respectively and $12.3 million and $9.7 million for the six months ended June 30, 2021 and 2020, respectively.
(3) Depreciation and amortization for PFS Operations exclude depreciation and amortization applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $0.1 million and $0.3 million for the three months ended June 30, 2021 and 2020, respectively and $0.3 million and $0.5 million for the six months ended June 30, 2021 and 2020, respectively.
(4) Stock based compensation for PFS Operations exclude stock-based compensation applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $1.2 million and $2.0 million for the three months ended June 30, 2021 and 2020, respectively and $1.6 million and $2.4 million for the six months ended June 30, 2021 and 2020, respectively.
(5) Restructuring and other costs for PFS Operations exclude restructuring and other costs (benefits) applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $(0.1) million for the six months ended June 30, 2020.